Exhibit 99.2 Unaudited category sales and unaudited customer transactions


                           DOLLAR GENERAL CORPORATION
                            UNAUDITED CATEGORY SALES



                                                --- For the Four Weeks Ended ---
                             Same-Stores         June 1, 2001      May 26, 2000
                                % Chg             Sales Mix         Sales Mix
   Highly Consumable             14%                 58%               55%
   Hardware and Seasonal         17%                 16%               15%
   Basic Clothing                -6%                 11%               12%
   Home Products                 -7%                 15%               18%
                                 ---                 ---               ---
     TOTAL                      8.3%                 100%              100%

   Hardlines                     13%                 86%               83%
   Softlines                    -13%                 14%               17%
                                ----                 ---               ---
     TOTAL                      8.3%                 100%              100%



                           DOLLAR GENERAL CORPORATION
                         UNAUDITED CUSTOMER TRANSACTIONS

                        --- For the Four Weeks Ended ---
                                      % Chg

Same-Store Sales                8.3%
Customer Transactions           5.0%
Average Customer Purchase       3.0%